UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2021
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of David R. Walt, Ph.D.

On March 8, 2021, David R. Walt, Ph.D. notified the board of directors (the “Board”) of Exicure, Inc. (the “Company”) of his intention not to stand for re-election as a director of the Company when his term expires at the Company’s upcoming 2021 Annual Meeting of Stockholders. Dr. Walt’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

Appointment of Elizabeth Garofalo, M.D. and Andrew Sassine

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Elizabeth Garofalo, M.D. and Andrew Sassine to serve as directors of the Company, and Mr. Sassine as a member of the Audit Committee, effective March 5, 2021. Dr. Garofalo and Mr. Sassine will serve for the term expiring at the Company’s 2022 and 2023 Annual Meeting of Stockholders, respectively, and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Mr. Sassine, age 56, has served as the Chief Financial Officer and Director at Arcturus Therapeutics, Inc. since January 2019. He also has served as the Chairman of the Audit Committee on the Board of Directors of Nasdaq listed ICAD Inc. ICAD is a leading provider of artificial intelligence software for the detection of Breast Cancer and radiation therapy for the treatment of various cancers. Mr. Sassine served in various positions at Fidelity Investments from 1999 to 2012, including, most recently as Portfolio Manager. Between 2005 and 2011, he managed the Fidelity Small Cap Stock Fund, the Fidelity International Small Cap Opportunities Fund and the Fidelity Advisor International Small Cap Opportunities Fund. Mr. Sassine joined Fidelity as a high yield research analyst, covering the Telecommunications, Satellite, Technology, Defense and Aerospace, and Restaurant Industries and in 2001, joined the international group as a research analyst covering small and mid-cap international stocks. Mr. Sassine was a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors from 2009 to 2018. Mr. Sassine has a B.A from the University of Iowa and an MBA from the Wharton School at the University of Pennsylvania.

Elizabeth Garofalo, M.D., age 63, has served as the Principal for EAG Pharma Consulting LLC since April 2016. She has also served on the board of directors of Acadia Pharmaceuticals, Inc. since September 2020. Prior to 2016, Dr. Garofalo served in numerous leadership roles including as Senior Vice President and Co-Head of the Novartis Neuroscience Franchise between 2010 and 2013, Senior Vice President and Global Head of Clinical Development between 2013 and 2016, member of the Novartis Global Development Leadership Team from 2010 until 2016. She was Chair of the Novartis Portfolio Stewardship Board from 2013 until 2015. She also served as Vice President and Head of the Neuroscience Therapy Area at Astellas from 2009 to 2010. Dr. Garofalo currently serves on the board for the Institute for Advanced Clinical Trials in Children and is the Chair of the Business Advisory Board for the Epilepsy Foundation of America. She earned a degree in biology from Purdue University and has an M.D. from the Indiana University School of Medicine where she completed her Pediatric Residency. She also completed fellowships in Pediatric Neurology and Epilepsy at the University of Michigan Medical School.

Dr. Garofalo and Mr. Sassine will be compensated in accordance with the Company’s compensation program for non-employee directors (the “Program”). Pursuant to the Program, Dr. Garofalo and Mr. Sassine will each be paid $40,000 per fiscal year for their service as a director on the Board and will each be paid $7,500 per year for their service as a member of the Audit Committee. Dr. Garofalo and Mr. Sassine will also be reimbursed for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

In addition, pursuant to the Program, Dr. Garofalo and Mr. Sassine will each receive an initial option grant of 100,000 shares of the Company’s common stock with an exercise price equal to $2.06, the closing price of the Company’s common stock on the Nasdaq Stock Market on March 5, 2021, the date of the grant. This option will vest in equal monthly installments over a three-year period, subject to Dr. Garofalo’s and Mr. Sassine’s continued service through the applicable vesting date.

Dr. Garofalo and Mr. Sassine have also entered into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-227475), initially filed with the Securities and Exchange Commission on September 21, 2018.

There is no arrangement or understanding between Dr. Garofalo or Mr. Sassine and any other person pursuant to which he or she was selected as a director of the Company, and there is no family relationship between Dr. Garofalo or Mr. Sassine and any of the Company’s other directors or executive officers. Neither Dr. Garofalo nor Mr. Sassine have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 9, 2021, the Company issued a press release announcing the appointment of Dr. Garofalo and Mr. Sassine to the Board and the departure of Dr. Walt, who has chosen not to stand for re-election at the Company’s 2021 Annual Meeting of Stockholders.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section or Sections 11 and 12 (a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 9, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer and Interim Chief Financial Officer